UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 2, 2007

GRAMERCY CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	001-32248	06-1722127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

420 Lexington Avenue New York, New York		10170 (Zip Code)
(Address of principal executive offices)

(212) 297-1000
Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

                On November 5, 2007, Gramercy Capital Corp., (the “Company”) presented information to investors during a webcast conference call relating to the acquisition by the Company of American Financial Realty Trust (“AFR”).  A copy of this presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

                On November 5, 2007, the Company and AFR issued a joint press release announcing that they had entered into an Agreement and Plan of Merger relating to the acquisition of AFR by the Company and the other matters described therein.  A copy of the joint press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.  The information required by Item 1.01 will be filed in a separate Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

99.1         Gramercy Capital Corp. Investor Presentation dated November 5, 2007

99.2         Joint Press Release issued by Gramercy Capital Corp. and American Financial Realty Trust dated November 5, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAMERCY CAPITAL CORP.

Date: November 5, 2007	By:	/s/ ROBERT R. FOLEY
Robert R. Foley
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Gramercy Capital Corp. Investor Presentation dated November 5, 2007
99.2	Joint Press Release issued by Gramercy Capital Corp. and American Financial Realty